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                                                                   Exhibit 10.17

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                              CONVERSION AGREEMENT

   Made on the 30th day of November, 2000 as of the 31st day of August, 2000
                             (the "Effective Date")

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BETWEEN:          XBOX TECHNOLOGIES, INC., a corporation duly incorporated under the laws of the State of Delaware of the United States, having its registered office and principal place of business located at 10400 Viking Drive, Suite 110, Eden Prairie, Minnesota, 55344 (hereinafter referred to as the "Corporation").


AND: TECHINSPIRATIONS INC. (CAYMAN), having its registered office and principal place of business located at CIBC Bank and Trust Company (Cayman) Limited, P.O. Box 694, CIBC Building, Edward Street, Georgetown, Grand Cayman, B.W.I. (hereinafter referred to as "Investor").


     FOR VALUE RECEIVED AND IN CONSIDERATION OF THE MATTERS SET OUT IN THE
                  PURCHASE AGREEMENT, IT IS AGREED AS FOLLOWS:

1. The parties hereto hereby irrevocably confirm the following recitals of fact and intention:

         (a) At a June 22nd, 2000 meeting of the Board of Directors of the Corporation, the Board of Directors (together with a representative of the Investor who is also on the Board of Directors of the Corporation) approved, in principle, management of the Corporation negotiating and implementing a business and financing plan for the Corporation (the "Plan") which included, amongst other matters, focusing the business and development operations of the Corporation on the business of its subsidiary, Knowledge Mechanics Inc., reorganizing the balance sheet and share capital of the Corporation to include revised employee stock option plans and the conversion of secured debt furnished by the Investor to the Corporation into equity of the Corporation, and pursuing additional equity investment in the Corporation;

         (b) In furtherance of the implementation of the Plan, senior management of the Corporation, representatives of the Investor, and representatives of the subsidiary met in Toronto, Canada, on August 10, 2000 and, negotiated, agreed in principle, and thereafter reduced to writing in a memorandum of understanding various features of the Plan, subject to Board approval and legal documentation, including without limitation, the conversion of the Investor's secured loans to the Corporation into equity of the Corporation with effect as of the Effective Date (the "Debt Conversion");

         (c) Those agreements in principle implementing the Plan were presented, to the extent necessary, to the Board of Directors of the Corporation at various subsequent Board proceedings (including, without limitation, at a September 7th, 2000 meeting of the Board of Directors of the Corporation) for formal approval and were so formally approved, provided that the approval of the particulars of the Debt Conversion was referred to a special committee of independent Directors (the "Special Committee") and, as a result of the foregoing, the parties instructed their attorneys to prepare legal documentation implementing those decisions; and

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         (d)      At a meeting of the Special Committee on October 31st, 2000, the Special Committee approved the particulars of the Debt Conversion and the agreements pertaining thereto; and

         (e) In accordance with the Debt Conversion aspects of the foregoing, the Corporation and the Investor have entered into a purchase agreement of even date (the "Purchase Agreement") whereby the Investor will purchase from the Corporation $14,025,137 of Series A Preferred Shares of the capital stock of the Corporation, at a purchase price of $16.80 per share, each Series A Preferred Share convertible into 200 shares of common stock of the Corporation at the rate of $0.084 per Common Share which purchase price shall be paid or satisfied, to the extent of $11,806,425.74 thereof, by the conversion, pursuant to this Conversion Agreement, of that amount of secured loan advances by the Investor to the Corporation as of the Effective Date into Series A Preferred Share equity.

2. In this Conversion Agreement, capitalized terms denoting defined terms shall, if not specifically definedspecifically defined herein, bear the meanings attributable to them in the Purchase Agreement (as defined below). Subject to the foregoing, for the purposes hereof, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions shall have the following meanings:

         CHARGE: a hypothec, mortgage, priority, charge, pledge, assignment in guaranty, security interest, lien, encumbrance, action, claim, demand, option, offer, right or equity of any nature whatsoever or howsoever arising on one or more assets or rights;

         CREDIT FACILITY:  means the secured revolving operating line of credit extended by the Investor to the Corporation originally held by Norwest Business Credit, Inc.;

         DEBT: means the amount of accrued interest and outstanding principal owed by the Corporation to the Investor under the Credit Facility on the date hereof.

3. Pursuant to the provisions of the Purchase Agreement, and coincidentally with the Closing of the transactions contemplated under the Purchase Agreement, the Corporation and Investor hereby confirm their agreement, and the Investor's irrevocable direction, to convert the following portion of the Debt with the effect as of the Effective
         Date: $11,806,425.74 of the Debt shall be converted into 702,763.43 Preferred Shares of the Corporation at a conversion price of $16.80 per share and in full satisfaction of the subscription price for 702,763.43 Preferred Shares purchased by the Investor from the Corporation pursuant to the Purchase Agreement.

4. Each of the Corporation and the Investor hereby acknowledges and confirms that the amount of the Debt outstanding on the Effective Date is $11,806,425.74. The Corporation hereby acknowledges receipt of the subscription price referred to in paragraph 3 above and the Investor hereby confirms that the amount of the Debt outstanding shall be reduced accordingly.

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5.       The Corporation and the Investor hereby waive any notice requirement from one another and any other procedure, condition or other right precedent to the conversion of the Debt pursuant to this Agreement.

6. Each party hereto represents and warrants that it has the necessary power, authority and capacity to execute this Agreement and to perform its obligations hereunder.

7. The Investor hereby represents and warrants to the Corporation that the Debt so converted pursuant to this Agreement is free and clear of any charges created by the Investor whatsoever, except for Charges created under the Credit Facility.

8. The parties hereto agree that the Credit Facility and terms and conditions thereof and the Charges applicable thereto shall continue to remain in full force and effect and the said Charges shall continue to attach to the assets and undertaking of the Corporation as continuing and collateral security for all present and future obligations and indebtedness of the Corporation to the Investor.

9. Each party hereto shall, at the request of the other party, execute and deliver any further documents and do all acts and things as that party may reasonably require to carry out the true intent and meaning of this Agreement.

10. Any notice or other communication to be given in connection with this Agreement shall be given in writing and transmitted by any means providing proof of receipt by the addressee to the addresses indicated at the beginning hereof, or to such other address as any party may designate by notice given to the other party.

11. This Agreement shall be governed by the laws in force in the State of Minnesota and the parties hereto agree irrevocably to attorn to the jurisdiction of the courts of the State of Minnesota and agree that any proceedings taken in respect of this Agreement shall be taken in such courts and in no other.

12. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective personal representatives, heirs, successors and administrators.

13. This Agreement may be executed in separate counterparts, all of which shall constitute one and the same instrument. This Agreement may be effectively delivered by the facsimile delivery of a signed original and such facsimile copy shall be as effective as the signed original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the
Effective Date.

                                            XBOX TECHNOLOGIES, INC.

                                            By:
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                                            Its:
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                                            TECHINSPIRATIONS INC. (CAYMAN)

                                            By:
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                                            Its:
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